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                                      10B

                  Amended Purchase Agreement with Aqua Vision




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                                    AMENDED

                               PURCHASE AGREEMENT

                                    between

                   SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
                                 ("Purchaser")

                                      and

         The TAM Irrevocable Trust and Select Property Investments, LLC
                            (Collectively "Sellers")





                               FEBRUARY 26, 1999

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                           AMENDED PURCHASE AGREEMENT

THIS AMENDED PURCHASE AGREEMENT (this "Agreement"), entered into this 26th day of February, 1999 by and between SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC, a Nevada corporation ("Purchaser"), and THE TAM IRREVOCABLE TRUST, a California Trust and SELECT PROPERTY INVESTMENTS, LLC, a Nevada Limited Liability Company (collectively, "Sellers");

                         W I T N E S S E T H  T H A T:

WHEREAS, Purchaser and Sellers had entered into an agreement dated January 31, 1998 for the sale to Purchaser all of the assets of AQUA VISION INTERNATIONAL, a California sole proprietorship, upon the terms and subject to the conditions set forth therein, which Agreement is attached as Exhibit A hereto; and

WHEREAS, the parties hereto wish to modify their prior agreement; and

WHEREAS, the parties wish to make only those changes to the agreement dated January 31, 1998 as indicated herein.

NOW, THEREFORE, in consideration of the agreements of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Purchase and Sale of Assets. Sellers have previously sold, conveyed, transferred, assigned, and delivered to Purchaser, and Purchaser agreed to purchase from Sellers all of the assets, properties, and business of every kind and description and wherever situated used by Sellers in the operation of AQUA VISION INTERNATIONAL.

2. Purchase Price. In consideration for the sale, conveyance, transfer, and delivery of the assets, properties, and business of every kind and description and wherever situated used by Sellers in the operation of AQUA VISION INTERNATIONAL, Purchaser shall now pay to Sellers a payment of 8,000 shares of Series AAA 12% Cumulative Convertible Preferred Shares of the Purchaser in lieu of all consideration remaining unpaid under the agreement dated January 31, 1998, consisting of approximately $8,375,000. The said payments under this paragraph shall be paid as follows: The TAM Irrevocable Trust, a California trust (60%); and Select Property Investments, LLC, a Nevada Limited Liability Company (40%). It is agreed by the parties that, upon written notice of conversion from the Sellers, the Purchaser shall have 45 days from receipt of such notice to repurchase for cash up to 2,000 shares of the Series AAA 12% Cumulative Convertible


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Preferred Shares. The parties acknowledge that there is current litigation involving Purchaser and Dusean Berkich, in which Purchaser is seeking to rescind the issuance of all common shares in the Purchaser previously issued to Sellers and Dusean Berkich. The Purchase Price in this Agreement has been determined by assuming the complete cancellation, as a result of this litigation, of the common shares now held by Sellers. It is specifically agreed by the parties to this Agreement that the number of common shares issuable to Sellers pursuant to the conversion provisions of the Series AAA 12% Cumulative Convertible Preferred Shares shall be reduced share for share (but after pro rata adjustments, if any, for stock dividends, stock splits, reverse stock splits, and any other similar capital stock adjustments of a general nature for the Purchaser) by the number of common shares of Purchaser held by Sellers which are not canceled as a result of such litigation.

3. Sellers' Representations and Warranties. Sellers hereby represent and warrant, covenant and agrees that:

a) Organization and Authority. Aqua Vision International is a sole proprietorship duly organized, validly existing, and in good standing under the laws of its jurisdiction of operation and is duly qualified and in good standing in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged and to execute and deliver and carry out the transactions contemplated by this Agreement.

b) Due Authorization; Effect of Transaction. No provisions of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Aqua Vision International is a party or by which it is bound, has been or will be violated by the execution and delivery by Sellers of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Sellers, enforceable in accordance with its terms.

4. Due Authorization; Effect of Transaction. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of operation and is duly qualified and in good standing in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged and to execute and deliver and carry out the transactions

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contemplated by this Agreement. No provision of Purchaser's Certificate of
Incorporation or By-Laws, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Purchaser is a party or by which it is bound, has been, or will be violated by the execution by Purchaser of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations, including all necessary governmental authorizations, for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws.

5. Entire Agreement. This Agreement, and the agreement dated January 31, 1998, which is attached hereto, constitutes the entire agreement of the parties related to the subject matter of this Agreement. This Agreement supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

6. Assignment. This Agreement shall not be assignable by any party without the written consent of the others. This Agreement shall be binding upon and shall inure to the benefit


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of the parties hereto and their respective successors and permitted assigns.

7. Severability. If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

10. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested:

         (a)      TO SELLERS: If to Sellers:
                  c/o Select Property Investments, LLC
                  4012 S. Rainbow Blvd, Ste 111
                  Las Vegas, Nevada 89103-2010

         (b)      TO PURCHASER: If to Purchaser, to:
                  1046 Calle Recodo, Unit B
                  San Clemente, California 92673

                  with a copy to:
                  David Wagner & Associates, P.C.



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                 Penthouse Suite
                 8400 East Prentice Ave.
                 Englewood, CO 80111

and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

11. Law To Govern. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of Nevada.

12. Courts. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in Nevada as is provided by law; and the parties consent to the jurisdiction of the court or courts located in Nevada and to service of process by registered mail, return receipt requested, or in any other manner provided by law.

IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be executed as of the date first above written.

                                          [PURCHASER]
                                          SEYCHELLE ENVIRONMENTAL
                                             TECHNOLOGIES, INC.


                                          By: Signed
                                             -----------------------------------
                                          Name: Carl Palmer
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                          [SELLERS]
                                          SELECT PROPERTY INVESTMENTS, LLC


                                          By: Signed
                                             -----------------------------------
                                          Name: Carl Palmer
                                               ---------------------------------
                                          Title: Manager
                                                --------------------------------


                                          By: Signed
                                             -----------------------------------
                                          Name: Michelle Rae Palmer
                                               ---------------------------------
                                          Title: Manager
                                                --------------------------------


                                          THE TAM IRREVOCABLE TRUST


                                          By: Signed
                                             -----------------------------------
                                          Name: Grace Wiles
                                               ---------------------------------
                                          Title: Trustee
                                                --------------------------------

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